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                                                                      EXHIBIT 24

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Lillian Vernon Corporation on Form S-8 (File Nos. 33-18849, 33-37694, 33-71250, 33-71252, 333-36467, 333-48951, 333-62283 and 333-63559) of our report dated
April 20, 1999, on our audits of the consolidated financial statements of Lillian Vernon Corporation and Subsidiaries as of February 27, 1999 and February 28, 1998, and for each of the three fiscal years in the period ended February 27, 1999, which report is included in this Annual Report on Form 10-K.

                                              /s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
May 27, 1999